UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 10, 2013 (Date of earliest event reported)

TOLL BROTHERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09186	23-2416878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Gibraltar Road

Horsham, PA 19044

(Address of principal executive offices and zip code)

(215) 938-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2013, Toll Brothers Finance Corp., Inc. (the “Issuer”), a wholly-owned subsidiary of Toll Brothers, Inc. (the “Company”) completed the public offering of $300,000,000 aggregate principal amount of its 4.375% Senior Notes Due 2023 (the “Senior Notes”), guaranteed by the Company and certain of its subsidiaries. The Senior Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s universal shelf registration statement on Form S-3 (File No. 333-178130), as supplemented by the prospectus supplement dated April 3, 2013, previously filed with the Securities and Exchange Commission under the Securities Act.

The Senior Notes were issued (and the guarantees delivered) pursuant to an indenture (the “Base Indenture”), dated as of February 7, 2012, among the Issuer, the guarantors named therein, including the Company (collectively, the “Guarantors”) and The Bank of New York Mellon as trustee (the “Trustee”), as amended and supplemented by the resolutions authorizing the Senior Notes, dated as of April 3, 2013 (the “Authorizing Resolutions” and together with the Base Indenture, the “Indenture”). Copies of the Base Indenture, the Authorizing Resolutions and the form of note are attached hereto as Exhibits 4.1, 4.2 and 4.3 respectively, and are incorporated herein by reference. The description of the Indenture and the Senior Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the form of note.

The Senior Notes are unsecured and unsubordinated obligations of the Issuer and rank equally and ratably with the other unsecured and unsubordinated indebtedness of the Issuer. The Senior Notes and the guarantee of the Company are structurally subordinated to the prior claims of creditors of non-guarantor subsidiaries of the Company.

The Issuer will pay interest on the Senior Notes semi-annually on April 15 and October 15, beginning October 15, 2013, to holders of record on the preceding April 1 and October 1, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The Senior Notes will mature on April 15, 2023. The Issuer may redeem the Senior Notes in whole or in part at any time and from time to time prior to their stated maturity at the redemption prices set forth in the Authorizing Resolutions. In the event of a change of control repurchase event (as defined in the Indenture), the holders of the Senior Notes may require the Issuer to purchase for cash all or a portion of their Senior Notes at a purchase price equal to 101% of the principal amount of such Senior Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. The Senior Notes are subject to certain customary covenants, including limitations on the ability of the Company and its subsidiaries, with exceptions, to incur debt secured by liens and to engage in sale and lease-back transactions.

Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided therein. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to the Senior Notes, the Trustee or the holders of not less than 25% in aggregate principal amount of Senior Notes then outstanding may declare the principal amount of all the Senior Notes and interest, if any, accrued thereon to be due and payable immediately. If an event of default results from bankruptcy, insolvency or reorganization, all amounts due and payable on the Senior Notes will automatically become and be immediately due and payable. Any event of default with respect to the Senior Notes (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the Senior Notes or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding Senior Note) may be waived by the holders of at least a majority in aggregate principal amount of the Senior Notes outstanding.

The net proceeds from the offering of the Senior Notes will be used for general corporate purposes, which may include the repayment or repurchase of certain of the Company’s outstanding indebtedness.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

In connection with the offering of the Senior Notes, the Company is filing the legal opinions relating to the offering as Exhibit 5.1 and 5.2 to this report.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

4.1*	Indenture, dated as of February 7, 2012, among Toll Brothers Finance Corp., Toll Brothers, Inc., the other guarantors named therein and The Bank of New York Mellon, as trustee, is hereby incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 7, 2012.

4.2	Authorizing Resolutions, dated as of April 3, 2013, relating to the $300,000,000 principal amount of 4.375% Senior Notes due 2023 of Toll Brothers Finance Corp. guaranteed on a Senior Basis by Toll Brothers, Inc. and certain of its subsidiaries.

4.3	Form of Global Note for the Issuer’s 4.375% Senior Notes due 2023.

5.1	Opinion of Simpson Thacher & Bartlett LLP

5.2	Opinion of John McDonald, Senior Vice President, Chief Compliance Officer and General Counsel to Toll Brothers, Inc.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.2	Consent of John McDonald, Senior Vice President, Chief Compliance Officer and General Counsel to Toll Brothers, Inc. (included as part of Exhibit 5.2).

*	Previously filed.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

(Registrant)

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer

Date: April 10, 2013

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